Exhibit 99.1

Argo Group Reports 2021 First Quarter Results

Results Reflect Continued Underlying Margin Improvement and Strong Investment Income

•	Underlying Margin Expansion: Strategic actions and favorable market conditions driving continued progress in current accident year, ex-catastrophe margins, including better loss and expense ratios.
•	Strategic Growth: Underlying growth in targeted areas remains strong with positive rate increases continuing during the quarter.
•
EPS Results: Net income of $0.78 per common share in the first quarter of 2021 compared to a net loss of $(0.72) per common share in the prior year quarter; operating income of $0.44 per common share in the first quarter of 2021 compared to $0.36 per common share in the prior year quarter.

Hamilton, Bermuda - May 3, 2021 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three months ended March 31, 2021. Argo reported first quarter 2021 net income attributable to common shareholders of $27.2 million or $0.78 per diluted common share, compared to a net loss attributable to common shareholders of $24.7 million or $(0.72) per diluted common share for the 2020 first quarter. Operating income in the first quarter of 2021 was $15.5 million or $0.44 per diluted common share, compared to operating income of $12.5 million or $0.36 per diluted common share for the 2020 first quarter.

"We are pleased with the improved underlying combined ratio of 93.4% during the quarter, which was our strongest result since 2016," said Argo Chief Executive Officer Kevin J. Rehnberg. "We believe the improvement in underwriting results this quarter is further evidence that the actions we have taken over the last two years are the right ones. This positive momentum is supported by our expense focus and positions us to take advantage of market opportunities and execute on our targeted growth strategy.

“While the first quarter included elevated catastrophe losses, we have made good progress on reducing our property exposure. We expect the majority of our targeted actions to be completed ahead of U.S. wind season. This will reduce our exposure to future events.”

First Quarter Consolidated Operating Highlights

$ in millions	Three Months Ended March 31,		Y/Y
Consolidated	2021	2020	Change
Gross written premiums	$756.5	$825.9	-8.4%
Net written premiums	421.3	380.5	10.7%
Earned premiums	466.1	435.0	7.1%

Underwriting loss	$(17.9)	$(14.0)	NM
Net investment income	44.4	35.6	24.7%

Net income (loss) attributable to common shareholders	$27.2	$(24.7)	NM

Operating income	$15.5	$12.5	24.0%

Loss ratio	66.0%	64.6%	1.4 pts
Acquisition expense ratio	17.0%	16.4%	0.6 pts
General and administrative expense ratio	20.8%	22.2%	-1.4 pts
Expense ratio	37.8%	38.6%	-0.8 pts
Combined ratio	103.8%	103.2%	0.6 pts
CAY ex-CAT loss ratio	55.6%	57.3%	-1.7 pts

•
Gross written premium declined 8.4% to $756.5 million during the first quarter of 2021. Premium growth of 2.7% in U.S. Operations was offset by a 23.6% decline in International Operations. Adjusting for the sale of Ariel Re in November 2020 and planned or executed exits of business in Italy, Malta and the U.S. grocery business, underlying premiums grew approximately 6.5% during the first quarter of 2021. In the U.S., premium growth in strategic growth areas was up more than 15%, while overall growth was tempered by business exits and re-underwriting actions in certain underperforming businesses and property lines. The decline in International premiums was due to the sale of Ariel Re in November 2020 and planned exits of business in Italy and Malta, partially offset by organic growth in Bermuda Insurance and Syndicate 1200 reflecting continued rate increases. Pricing increases remained in the low double digits on average across Argo, with the range varying by business line.

•
The combined ratio was 103.8% during the first quarter of 2021 compared to 103.2% in the prior year quarter. The higher combined ratio was driven by increased catastrophe losses during the 2021 period.

•
Total catastrophe losses in the first quarter of 2021 were $47.5 million or 10.2 points on the loss ratio. Natural catastrophes accounted for $43.1 million and $4.4 million was related to the COVID-19 pandemic. Natural catastrophe losses were primarily attributed to winter storm Uri in February 2021. Approximately $7 million of the reported natural catastrophe losses in the current quarter related to Argo's remaining exposures to Ariel Re for 2020 and prior open years of account.

•	Net reserve development for the 2021 first quarter was $1.0 million, or 0.2 points on the loss ratio, and was driven by Run-off lines.
•
The CAY ex-CAT loss ratio for the 2021 first quarter of 55.6% compares to 57.3% in the prior year first quarter. The improvement was driven by U.S. Operations and is primarily the result of recent re-underwriting actions and achieved rate increases earning through results, while in International the CAY ex-CAT loss ratio was broadly in line with last year.

•
The expense ratio in the first quarter of 2021 was 37.8% and improved 0.8 points from the prior year first quarter. The acquisition expense ratio of 17.0% increased 0.6 points compared to the prior year first quarter as a higher ratio in the U.S. was partially offset by improvement in International. The general and administrative expense ratio of 20.8% improved 1.4 points compared to the prior year first quarter.

•
The CAY ex-CAT combined ratio was 93.4% compared to 95.9% in the prior year first quarter. The improvement in the CAY ex-CAT combined ratio was due to a lower CAY ex-CAT loss ratio and an improved expense ratio.

•
Net investment income was $44.4 million in the 2021 first quarter and increased 24.7% compared to the prior year first quarter. Alternative investment performance was strong in the first quarter of 2021, contributing $20.7 million of income and included gains from both private equity and hedge fund investments. Net investment income excluding alternatives was $23.7 million in the first quarter of 2021 and decreased 28.4% from the prior year quarter due primarily to lower interest rates and continuing portfolio de-risking actions.

•
Net income attributable to common shareholders was $27.2 million or $0.78 per diluted common share, compared to a net loss attributable to common shareholders of $24.7 million or $(0.72) per diluted common share for the 2020 first quarter. The 2021 first quarter result included $13.1 million of pre-tax realized investment gains, while the prior year first quarter included $36.2 million of pre-tax net realized investment losses. Annualized return on common shareholders' equity was 6.4% in the first quarter of 2021.

•
Operating income was $15.5 million or $0.44 per diluted common share in the first quarter of 2021, compared to operating income of $12.5 million or $0.36 per diluted common share in the prior year quarter. The primary driver of the increased operating income was better investment income in the first quarter of 2021. Annualized operating return on common shareholders' equity was 3.7% in the first quarter of 2021.

U.S. Operations:

$ in millions	Three Months Ended March 31,		Y/Y
U.S. Operations	2021	2020	Change
Gross written premiums	$489.4	$476.5	2.7%
Net written premiums	293.0	269.4	8.8%
Earned premiums	314.4	302.5	3.9%

Losses and loss adjustment expenses	195.6	189.6	3.2%
Acquisition expenses	50.3	41.8	20.3%
General and administrative expenses	57.2	54.3	5.3%
Underwriting income (loss)	$11.3	$16.8	-32.7%

Loss ratio	62.2%	62.7%	-0.5 pts
Acquisition expense ratio	16.0%	13.8%	2.2 pts
General and administrative expense ratio	18.2%	18.0%	0.2 pts
Expense ratio	34.2%	31.8%	2.4 pts
Combined ratio	96.4%	94.5%	1.9 pts
CAY ex-CAT loss ratio	55.7%	58.4%	-2.7 pts

•
In our U.S. Operations, gross written premiums increased 2.7% compared to the 2020 first quarter due to growth in Professional and Specialty lines, while premiums in Property and Liability lines declined. Growth in the period was driven by strategic focus businesses that include Argo Pro, Casualty, Construction, Environmental, Inland Marine and Surety. These businesses, which represent more than 60% of U.S. Operations gross written premiums, in total were up more than 15% during the quarter. Offsetting this growth was the impact of planned reductions in Property lines and other re-underwriting actions, including the exit of our grocery and restaurant business. Rates on average were up in the high single digits, with pricing increases in our focus businesses generally consistent with recent quarters.

•
Net written premiums increased 8.8% and earned premiums were up 3.9% compared to the 2020 first quarter due to growth in gross written premiums in prior quarters. The higher growth rate in net written premiums compared to gross written premiums primarily reflects changes in business mix and a reduction in fronted business in 2021. Net written and earned premium growth was primarily attributed to Professional and to a lesser extent Specialty and Property lines.

•
The loss ratio for the first quarter of 2021 was 62.2%, an improvement of 0.5 points compared to the prior year first quarter. The lower loss ratio was driven by a 2.7 point improvement in the CAY ex-CAT loss ratio and modest favorable prior accident year reserve development. Partially offsetting these factors was a 3.4 point increase in catastrophe losses compared to the prior year first quarter.

•	Net favorable prior-year reserve development in the first quarter of 2021 was $0.4 million compared to $3.3 million of net reserve strengthening in the prior year first quarter.
•	Catastrophe losses totaled 6.6 points compared to 3.2 points in the prior year first quarter and were primarily related to losses resulting from winter storm Uri in February 2021.
•
The acquisition expense ratio for the first quarter of 2021 was 16.0%, an increase of 2.2 points compared to the 2020 first quarter. The increase was primarily driven by changes in business mix, higher gross commissions and lower ceding commissions, as the prior year quarter included additional ceding commission income.

•	The general and administrative expense ratio was 18.2% in the first quarter of 2021 and was relatively stable with the prior year quarter.

International Operations:

$ in millions	Three Months Ended March 31,		Y/Y
International Operations	2021	2020	Change
Gross written premiums	$266.9	$349.2	-23.6%
Net written premiums	128.1	110.9	15.5%
Earned premiums	151.5	132.3	14.5%

Losses and loss adjustment expenses	110.6	91.5	20.9%
Acquisition expenses	29.0	29.5	-1.7%
General and administrative expenses	33.7	30.8	9.4%
Underwriting income (loss)	$(21.8)	$(19.5)	NM

Loss ratio	73.0%	69.1%	3.9 pts
Acquisition expense ratio	19.1%	22.3%	-3.2 pts
General and administrative expense ratio	22.3%	23.3%	-1 pts
Expense Ratio	41.4%	45.6%	-4.2 pts
Combined ratio	114.4%	114.7%	-0.3 pts
CAY ex-CAT loss ratio	55.4%	54.6%	0.8 pts

•
In our International Operations, gross written premiums declined 23.6% in the first quarter of 2021 as top line results were impacted by previously announced business exits, with the largest decrease in Property and Specialty lines. Excluding the impact of business exits, gross written premiums would have been up more than 10%. Rate increases remained strong across all lines of business and averaged approximately 15% during the 2021 first quarter, with particular strength in Liability and Property lines.

•
Net written and earned premium in the first quarter of 2021 increased 15.5% and 14.5%, respectively, compared to the 2020 first quarter. The increase was primarily related to growth at Syndicate 1200 due to changes in ceded reinsurance, rate increases achieved over the last several quarters and reductions in third party capital, partially offset by the impact of business exits.

•
The loss ratio for the first quarter of 2021 was 73.0% compared to 69.1% in the prior year first quarter. The increase in the loss ratio was primarily due to a 2.8 point year-over-year increase in catastrophe losses. Catastrophe losses totaled 17.6 points in the first quarter of 2021, attributed to natural catastrophes and losses related to COVID-19.

•	The CAY ex-CAT loss ratio was 55.4% in the first quarter of 2021 compared to 54.6% in the prior year first quarter.
•	Reserve development was not material in the first quarter of 2021, similar to the prior year first quarter result.
•	The acquisition ratio improved 3.2 points to 19.1% during the quarter with the improvement driven by actions to remove certain high-cost coverholders.
•	The general and administrative ratio of 22.3% declined 1.0 point from the prior year first quarter, which was due to earned premium growth in excess of expense growth.

Balance Sheet:
•
Book value per common share was $48.23 at March 31, 2021, compared to $49.40 at December 31, 2020. Including dividends paid, book value per common share decreased 1.7% relative to December 31, 2020 due to changes in interest rates and net unrealized losses on fixed maturity securities.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EST on Tuesday, May 4, 2021. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo210504.html.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo210504.html. A telephone replay of the conference call will be available through May 11, 2021, to callers in the U.S. by dialing (877) 344-7529 and to callers outside the U.S. by dialing (412) 317-0088 (conference #10151484).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year (CAY) ex-CAT combined ratio” and the “Current accident year (CAY) ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges, the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premium. Although this measure does not replace the GAAP combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income" is an internal performance measure used in the management of the Company's operations and represents operating results after-tax (at an assumed effective tax rate of 15%) and preferred share dividends excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average common shareholders’ equity" ("ROACE") is calculated using average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. The Company presents ROACE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. "Annualized operating return on average common shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders under ROACE above) and average common shareholders' equity.

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The Company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Total investments	$5,327.2	$5,255.8
Cash	156.7	148.8
Accrued investment income	22.5	21.8
Receivables	3,442.2	3,688.8
Goodwill and intangible assets	207.8	207.8
Deferred acquisition costs, net	169.6	163.6
Ceded unearned premiums	585.3	575.1
Other assets	437.6	404.1
Total assets	$10,348.9	$10,465.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,135.3	$5,406.0
Unearned premiums	1,427.0	1,464.8
Ceded reinsurance payable, net	1,102.7	950.4
Senior unsecured fixed rate notes	140.2	140.2
Other indebtedness	60.2	60.7
Junior subordinated debentures	257.9	257.8
Other liabilities	404.6	328.1
Total liabilities	8,527.9	8,608.0

Preferred shares	144.0	144.0
Common shareholders’ equity	1,677.0	1,713.8
Total shareholders' equity	1,821.0	1,857.8
Total liabilities and shareholders' equity	$10,348.9	$10,465.8

Book value per common share	$48.23	$49.40

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Gross written premiums	$756.5	$825.9
Net written premiums	421.3	380.5

Earned premiums	466.1	435.0
Net investment income	44.4	35.6
Net realized investment gains (losses)	13.1	(36.2)
Total revenue	523.6	434.4

Losses and loss adjustment expenses	307.6	280.9
Acquisition expenses	79.2	71.4
General and administrative expenses	97.2	96.7
Non-operating expenses	1.9	3.3
Interest expense	5.1	7.8
Fee and other expense (income), net	0.1	(0.9)
Foreign currency exchange losses	1.3	0.9
Total expenses	492.4	460.1

Income (loss) before income taxes	31.2	(25.7)
Income tax provision (benefit)	1.4	(1.0)
Net income (loss)	$29.8	$(24.7)
Dividends on preferred shares	2.6	—
Net income (loss) attributable to common shareholders	$27.2	$(24.7)

Net income (loss) per common share (basic)	$0.78	$(0.72)
Net income (loss) per common share (diluted)	$0.78	$(0.72)

Weighted average common shares:
Basic	34.7	34.5
Diluted	34.9	34.5

Loss ratio	66.0%	64.6%
Acquisition expense ratio	17.0%	16.4%
General and administrative expense ratio	20.8%	22.2%
Expense ratio	37.8%	38.6%
GAAP combined ratio	103.8%	103.2%
CAY ex-CAT combined ratio	93.4%	95.9%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three months ended
	March 31,
	2021	2020
U.S. Operations
Gross written premiums	$489.4	$476.5
Net written premiums	293.0	269.4
Earned premiums	314.4	302.5

Underwriting income	11.3	16.8
Net investment income	28.8	25.2
Interest expense	(3.6)	(4.9)
Fee income (expense), net	0.1	(0.2)
Operating income before taxes	$36.6	$36.9

Loss ratio	62.2%	62.7%
Acquisition expense ratio	16.0%	13.8%
General and administrative expense ratio	18.2%	18.0%
Expense Ratio	34.2%	31.8%
GAAP combined ratio	96.4%	94.5%
CAY ex-CAT combined ratio	89.9%	90.2%

International Operations
Gross written premiums	$266.9	$349.2
Net written premiums	128.1	110.9
Earned premiums	151.5	132.3

Underwriting loss	(21.8)	(19.5)
Net investment income	12.0	8.6
Interest expense	(1.4)	(2.3)
Fee (loss) income, net	(0.4)	0.9
Operating loss before taxes	$(11.6)	$(12.3)

Loss ratio	73.0%	69.1%
Acquisition expense ratio	19.1%	22.3%
General and administrative expense ratio	22.3%	23.3%
Expense Ratio	41.4%	45.6%
GAAP combined ratio	114.4%	114.7%
CAY ex-CAT combined ratio	96.8%	100.2%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
U.S. Operations
Loss ratio	62.2%	62.7%
Prior accident year loss reserve development	0.1%	(1.1)%
Catastrophe losses	(6.6)%	(3.2)%
CAY ex-CAT loss ratio	55.7%	58.4%

International Operations
Loss ratio	73.0%	69.1%
Prior accident year loss reserve development	—%	0.3%
Catastrophe losses	(17.6)%	(14.8)%
CAY ex-CAT loss ratio	55.4%	54.6%

Consolidated
Loss ratio	66.0%	64.6%
Prior accident year loss reserve development	(0.2)%	(0.6)%
Catastrophe losses	(10.2)%	(6.7)%
CAY ex-CAT loss ratio	55.6%	57.3%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$(0.4)	$3.3
International Operations	—	(0.4)
Run-off Lines	1.4	(0.2)
Total net prior-year reserve development	$1.0	$2.7

	Three Months Ended
	March 31,
	2021	2020
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$20.9	$2.0
International Operations	22.2	0.9
Total catastrophe losses	43.1	2.9

COVID-19 losses
U.S. Operations	—	7.5
International Operations	4.4	18.7
Total COVID-19 losses	4.4	26.2

Catastrophe & COVID-19 losses
U.S. Operations	20.9	9.5
International Operations	26.6	19.6
Total catastrophe & COVID-19 losses	$47.5	$29.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING LOSS TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$29.8	$(24.7)
Add (deduct):
Income tax provision (benefit)	1.4	(1.0)
Net investment income	(44.4)	(35.6)
Net realized investment (gains) losses	(13.1)	36.2
Interest expense	5.1	7.8
Fee and other expense (income), net	0.1	(0.9)
Foreign currency exchange losses	1.3	0.9
Non-operating expenses	1.9	3.3
Underwriting loss	$(17.9)	$(14.0)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss), as reported	$29.8	$(24.7)
Income tax provision (benefit)	1.4	(1.0)
Net income (loss), before taxes	31.2	(25.7)
Add (deduct):
Net realized investment (gains) losses	(13.1)	36.2
Foreign currency exchange losses	1.3	0.9
Non-operating expenses	1.9	3.3
Operating income before taxes and preferred share dividends	21.3	14.7
Income tax provision, at assumed rate (1)	3.2	2.2
Preferred share dividends	2.6	—
Operating income	$15.5	$12.5

Operating income per common share (diluted)	$0.44	$0.36

Weighted average common shares, diluted	34.9	34.5

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Operating income (loss) before income taxes:
U.S. Operations	$36.6	$36.9
International Operations	(11.6)	(12.3)
Run-off Lines	(0.8)	0.5
Corporate and Other	(2.9)	(10.4)
Total operating income (loss) before income taxes	21.3	14.7
Net realized investment gains (losses)	13.1	(36.2)
Foreign currency exchange (losses) gains	(1.3)	(0.9)
Non-operating expenses	(1.9)	(3.3)
Income (loss) before income taxes	31.2	(25.7)
Income tax provision (benefit)	1.4	(1.0)
Net income (loss)	$29.8	$(24.7)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended March 31, 2021			Three months ended March 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$56.9	$20.7	$42.5	$65.2	$15.1	$39.4
Liability	266.5	162.6	165.7	269.9	162.7	172.3
Professional	112.0	72.2	71.7	97.2	58.6	55.5
Specialty	54.0	37.5	34.5	44.2	33.0	35.3
Total	$489.4	$293.0	$314.4	$476.5	$269.4	$302.5

International Operations	Three months ended March 31, 2021			Three months ended March 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$79.4	$19.9	$42.1	$123.2	$12.7	$35.7
Liability	57.3	30.7	30.2	56.0	17.4	20.0
Professional	53.1	27.4	33.2	55.7	24.5	28.7
Specialty	77.1	50.1	46.0	114.3	56.3	47.9
Total	$266.9	$128.1	$151.5	$349.2	$110.9	$132.3

Consolidated	Three months ended March 31, 2021			Three months ended March 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$136.3	$40.6	$84.6	$188.4	$27.8	$75.1
Liability	324.0	193.5	196.1	326.1	180.3	192.5
Professional	165.1	99.6	104.9	152.9	83.1	84.2
Specialty	131.1	87.6	80.5	158.5	89.3	83.2
Total	$756.5	$421.3	$466.1	$825.9	$380.5	$435.0

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net Investment Income
Net investment income, excluding alternative investments	$23.7	$33.1
Alternative investments	20.7	2.5
Total net investment income	$44.4	$35.6

	Three Months Ended
	March 31,
	2021	2020
Net Realized Investment Gains (Losses)
Net realized investment (losses) gains	$(1.3)	$27.8
Change in fair value of equity securities	15.5	(39.3)
Credit losses on fixed maturity securities	(1.1)	(24.7)
Total net realized investments gains (losses)	$13.1	$(36.2)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	March 31,	December 31,
	2021	2020
U.S. Governments and government agencies	$367.2	$399.8
States and political subdivisions	194.7	170.4
Foreign governments	321.8	294.8
Corporate – Financial	924.3	917.8
Corporate – Industrial	863.1	826.6
Corporate – Utilities	222.9	237.4
Asset-backed securities	125.6	122.8
Collateralized loan obligations	292.5	289.6
Mortgage-backed securities – Agency	498.7	453.4
Mortgage-backed securities – Commercial	355.4	339.7
Mortgage-backed securities – Residential	44.3	54.8
Total fixed maturities	4,210.5	4,107.1
Common stocks	181.3	175.1
Preferred stocks	1.0	1.6
Total equity securities available for sale	182.3	176.7
Private equity	219.9	211.4
Hedge fund	117.0	111.2
Overseas deposits	110.8	102.1
Other	4.7	4.7
Total other investments	452.4	429.4
Short term investments and cash equivalents	482.0	542.6
Cash	156.7	148.8
Total cash and invested assets	$5,483.9	$5,404.6

	March 31,	December 31,
	2021	2020
U.S. Governments and government agencies	$865.9	$853.2
AAA	925.6	899.1
AA	421.2	382.0
A	898.2	869.9
BBB	746.3	739.4
BB	188.8	209.5
B	88.5	77.9
Lower than B	24.5	24.8
Not rated	51.5	51.3
Total fixed maturities	$4,210.5	$4,107.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) attributable to common shareholders	$27.2	$(24.7)
Operating income (1)	15.5	12.5

Common Shareholders' Equity - Beginning of period	$1,713.8	$1,763.7
Common Shareholders' Equity - End of period	1,677.0	1,613.5
Average Common Shareholders' Equity	$1,695.4	$1,688.6

Common shares outstanding - End of period	34.769	34.552

Book value per common share	$48.23	$46.70
Cash dividends paid per common share during 2021	0.31
Book value per common share, March 31, 2021 - including cash dividends paid	$48.54

Book value per common share, prior period (2)	$49.40
Change in book value per common share during 2020	(2.4)%
Change in book value per common share including cash dividends paid, during 2020 (2)	(1.7)%

Annualized return on average common shareholders' equity	6.4%	(5.9)%
Annualized operating return on average common shareholders' equity	3.7%	3.0%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share paid to shareholders during the three months ended March 31, 2021. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of December 31, 2020 to determine the change for the three months ended March 31, 2021.

Contact:

Brett Shirreffs	David Snowden
Head of Investor Relations	Senior Vice President, Communications
212.607.8830	210.321.2104
brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com